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                                 MARIMBA, INC.


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                                                               GUNDERSON DETTMER

                                                                ATTORNEYS AT LAW

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                           Voluntary Option Exchange

                                 Meeting Agenda
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     1. Purpose

     2. Eligibility

     3. Short Summary

     4. Terms of New Options

     5. Change-In-Control

     6. U.S. Federal Tax Consequence

     7. Election Process and Withdrawals

     8. Leaving Employment

     9. Personal Decision to Participate

** This presentation is only intended to be a summary of the Schedule TO filed with the Securities and Exchange Commission April 27, 2001, and its exhibits (collectively, the "Offer"), including but not limited to the Offer to Exchange, dated April 27, 2001, and the form of Letter of Transmittal. Some rules are described in abbreviated form and others are not mentioned at all. If there is any ambiguity in this presentation or if there is any conflict between this presentation and the Offer, then the Offer will govern.

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What Is the Purpose of this Option Exchange?
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o    To  provide   employees  with  the  opportunity  to  exchange   outstanding
     underwater options with an exercise price of at least $8.00 per share for new options with a new exercise price that over time may have a greater potential to increase in value

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Who Is Eligible for the Option Exchange?
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o    Any employee  with an  outstanding  option  having an exercise  price of at least $8.00 per share is eligible

o    Executive officers and members of the board of directors are not eligible

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Short Summary
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o    You can  voluntarily  elect to  exchange  your  outstanding  Marimba  stock options with an exercise price of at least $8.00 per share ("Old Options") for new Marimba options ("New Options") with a new exercise price

o You have until May 25, 2001 to elect to exchange your outstanding Old Options for New Options

o After 5:00 p.m., Pacific Time, on May 25, 2001, the Old Options that you elect to exchange will be canceled

o For accounting reasons, the New Options will be granted at the first compensation committee meeting held at least 6 months and 1 day after May 25, 2001 ("New Option Grant Date")

o The New Options will have substantially the same terms and conditions as your Old Options, except for:

     1. Number of shares subject to the New Options

     2. Exercise price

     3. Black-out period

o If you elect to exchange any Old Options granted before November 25, 2000, you must also exchange any options granted on or after November 25, 2000 even if these options have an exercise price less than $8.00 per share

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Which Options Can Be Exchanged?
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o    Outstanding Old Options with an exercise price of at least $8.00 per share

o Old Options must have been granted under: (1) 1996 Stock Plan; (2) 1999 Omnibus Equity Incentive Plan; or (3) 2000 Supplemental Stock Plan

o    You can choose to exchange one or more Old Options

o If you choose to exchange an Old Option, you must exchange the entire Old Option; you are not allowed to exchange a portion of an outstanding option

o If you already partially exercised an Old Option, you can elect to exchange the portion of the Old Option that is still outstanding

o Due to accounting reasons, if you choose to exchange an Old Option granted before November 25, 2000, you are required to exchange all options granted on or after November 25, 2000, regardless of the exercise price

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What Are the Features of the New Options?
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o    The New Options will have  substantially  the same terms and  conditions as the Old Options except for:

     1. Number of shares subject to the New Options

     2. Exercise price

     3. Black-out period

o    Each  New  Option  will  have  the  same   vesting   schedule  and  vesting
     commencement date as the exchanged Old Option

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How Many Shares Will be Subject to Each New Option?
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o    The number of shares subject to each New Option will depend on the exercise price of the exchanged Old Option

o From the exercise prices for the Old Options, exchange ratios were derived as follows:

   Old Option              Outstanding Old Option
Exercise Price                 Shares to be                 New Option Shares
   Per Share                     Exchanged                   to be Received
   ---------                     ---------                   --------------

 $8.00-$10.00                       1.5                            1.0
$10.01-$19.99                       2.0                            1.0
$20.00-$24.99                       2.5                            1.0
$25.00-$29.99                       3.0                            1.0
$30.00 or more                      4.0                            1.0
Less than $8.00*                    1.0                            1.0

* Old Option with this exercise price can be exchanged only if it was granted on or after November 25, 2000 and you elected to exchange an Old Option granted before November 25, 2000

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What is the Exercise Price of the New Options?
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o    The New Options will have an exercise  price per share equal to our closing price per share on the Nasdaq National Market, as reported in the Wall Street Journal, on the New Option Grant Date

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Can I Have an Example of the Option Exchange?
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Assumptions:

o    Your Hire Date: July 26, 2000

o    Your Outstanding Old Option: 1,000 shares

o    Your Outstanding Old Option Exercise Price: $20.00 per share

o Your Original Vesting Schedule: 250 shares vest July 26, 2001, then 20.833 shares vest monthly thereafter

o Hypothetical Stock Price on New Option Grant Date: On or about November 26, 2001: $10 per share

o    Exchange ratio in option  exchange:  2.5  outstanding Old Option shares for
     1.0 New Option share

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Example continued:
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o    You elect to exchange this outstanding Old Option for a New Option

o On the New Option Grant Date (on or after November 26, 2001), you will be granted a New Option with the following terms.

     New Option: 400 shares
     (1,000/2.5 = 400)

     New Option Exercise Price: $10.00 per share

     New Option Vesting Schedule: 100 shares vested July 26, 2001 and 8.33 shares vest on a monthly basis thereafter

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Example continued:
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Features                     Old Option                       New Option
--------                     ----------                       ----------
No. of Shares                  1,000                              400

Exercise  Price              $20.00/share                     $10.00/share

Vesting                      250 shares  vest               100 shares vest
Schedule                     7/26/01 and 20.833             7/26/01 and 8.33
                             shares vest                    shares vest monthly
                             monthly thereafter             thereafter


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What is the Black-Out Period?
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o    The Black-Out  Period is the 3-week  period  following the New Option Grant
     Date when you will not be able to exercise New Options

o The Black-Out Period gives us time to handle administrative matters related to the New Options


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What type of Option Is My New Option?
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o    The New Options are nonstatutory options

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What Happens if Marimba is Subject to a Change-In-Control before the New Options
Are Granted?
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o    Marimba will most likely require the surviving corporation to grant the New
     Options

o If a change-in-control of Marimba occurred and the surviving corporation inherits our obligation to grant the New Options, the New Options would:

     (1) Cover shares of the surviving corporation

     (2) Cover the number of shares you would have received in the option exchange multiplied by the exchange ratio used in the merger

     (3) Have an exercise price equal to the market price of the surviving corporation's stock on the grant date

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Is there any U.S.  Tax Consequence from participating in this Option Exchange?
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o    You are not required to recognize income for federal income tax purposes at the time of the option exchange

o    The grant of New Options is not recognized as taxable income

o You recognize ordinary income in the year in which the New Option is exercised

o The ordinary income amount = Fair Market Value of Purchased Shares on Exercise Date - Exercise Price paid for the Purchased Shares

** You should consult with your own tax advisor regarding the tax consequences of electing to exchange options

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How do I Elect to Exchange Old Options?
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o    You must complete and sign the Letter of Transmittal

o You are responsible for making sure that the Letter of Transmittal is received by Marimba Stock Administration by 5:00 p.m., Pacific Time, on May 25, 2001

o    Marimba Stock Administration:

     Julie Phan

     Fax: 650-930-5605

     Mail: 440 Clyde Avenue
           Mountain View, CA 94043

o If you do not return the Letter of Transmittal to Marimba Stock Administration by the deadline, then you will not participate in the option exchange and your outstanding Marimba options will remain intact at their original exercise price and original terms

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Can I Withdraw My Election to Exchange?
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o    You may  withdraw  your  election to exchange at any time before 5:00 p.m.,
     Pacific Time, on May 25, 2001

o To withdraw your election to exchange, you must deliver a written notice of withdrawal to Marimba Stock Administration (by fax or mail)

o Once you have withdrawn your election to exchange, you may re-elect to exchange outstanding Old Options by again following the delivery procedures described in the previous slide

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What if I leave Marimba?
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o    If you leave Marimba or one of our subsidiaries voluntarily,  involuntarily or for any other reason, before this offer to exchange expires at 5:00 p.m., Pacific Time, on May 25, 2001 ("Exchange Date"), your election to exchange will be automatically revoked

o If you leave Marimba or one of our subsidiaries voluntarily, involuntarily or for any other reason, between the Exchange Date and the New Option Grant Date, you will not have any right to any Old Options you elected to exchange and you will not receive any New Options

o You also will not receive any other consideration for the Old Options you elected to exchange if you are not an employee from the Exchange Date to the New Option Grant Date

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How should I Decide Whether or
Not to Participate in the Option Exchange?
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o    This is a personal decision.

o The program does have considerable risk, and there are no guarantees of our future stock performance.

o Marimba and our board of directors have not made any recommendation as to whether you should participate in this option exchange.


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